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                                                                    Exhibit 4.4

THIS WARRANT AND THE SECURITIES ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT OR IN A TRANSACTION WHICH QUALIFIES AS AN EXEMPT TRANSACTION UNDER THE ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

DATE: SEPTEMBER 4, 2003 (replacement of                      WARRANT TO PURCHASE
Warrant originally issued on October 18, 1999)   120,000 SHARES OF CLASS A STOCK

                           KANBAY INTERNATIONAL, INC.

                      CLASS A COMMON STOCK PURCHASE WARRANT

      Kanbay International, Inc. a Delaware corporation (the "Company"), hereby certifies that, for value received, Household Investment Funding, Inc., a Delaware corporation (the "holder"), or assigns, is entitled, subject to the terms set forth below, to purchase from the Company, at any time and from time to time during the Exercise Period (as hereinafter defined in Paragraph 1 hereof) in whole or in part, up to the total number of fully paid and non-assessable shares of Class A Common Stock of the Company specified in Paragraph 1 hereof at a purchase price of $6.25 per share (the "Purchase Price"). The Purchase Price and the number and character of such shares are subject to further adjustment as provided in Paragraph 3 below. The term "Class A Common Stock" shall mean, unless the context otherwise requires, the Class A Common Stock, $0.00 par value per share, of the Company or other securities or property at the time deliverable upon the exercise of this Warrant. This Warrant is herein called the "Warrant" and is being issued as a replacement of the warrant (the "Original Warrant") dated October 18, 1999, originally issued by Kanbay LLC to Safeguard 99 Capital, L.P. ("Safeguard") in connection with the Loan Agreement (the "Loan Agreement") dated as of October 1, 1999, between Kanbay LLC and Safeguard Delaware, Inc. Subsequently to the issuance of the Original Warrant, the Original Warrant was amended pursuant to the Acknowledgment and First Amendment to Common Unit Purchase Agreement dated August 24, 2000, among Kanbay LLC, Safeguard and the Company (the "First Amendment"), whereby among other things, the Company assumed all obligations under the Original Warrant, and the Amendment Agreement dated August 30, 2000, between Safeguard and the Company (collectively with the First Amendment, the "Amendments") and then purchased by, and assigned to, the holder named above. The amendments to the Original Warrant provided in the Amendments have been incorporated in this Warrant and certain further amendments agreed to by the Company and, by acceptance of this Warrant, the holder named above.

      1. EXERCISE OF WARRANT. Subject to Paragraph 3 below, the number of shares of Class A Common Stock which the holder, or assigns, shall be entitled to purchase hereunder shall be One Hundred Twenty Thousand (120,000) shares. The purchase rights evidenced by this Warrant may be exercised at any time or from time to

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time during the period beginning with the date of the Company's first draw under the Loan Agreement and continuing thereafter until the close of business on October 1, 2009.

      1.1. PARTIAL EXERCISE. This Warrant may be exercised for less than the full number of shares of Class A Common Stock, in which case the number of shares receivable upon the exercise of this Warrant as a whole, and the sum payable upon the exercise of this Warrant as a whole, shall be proportionately reduced. Upon any such partial exercise, the Company at its expense will forthwith issue to the holder hereof a new Warrant or Warrants of like tenor calling for the number of shares of Class A Common Stock as to which rights have not been exercised, such Warrant or Warrants to be issued in the name of the holder hereof or his nominee (upon payment by such holder of any applicable transfer taxes).

            1.2.  NET ISSUE EXERCISE.

                  (1) In lieu of exercising this Warrant, holder may elect to receives shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election in which event the Company shall issue to holder that number of shares of Class A Common Stock of the Company computed using the following formula:

                                   X = Y(A-B)
                                       ------
                                         A

Where

                  X = the number of shares of Class A Common Stock to be issued to Holder.

                  Y = the number of shares of Class A Common Stock purchasable under this Warrant

                  A =   the fair market value of one share of Class A Common
                        Stock.

                  B = the Warrant Price (as adjusted to the date of such calculations).

                  (2) For purposes of this Section, the fair market value of one share of Class A Common Stock shall be based on the average of the closing bid and asked prices of the Summary or the closing price quoted in the Over-The-Counter Market Summary or the closing price quoted on any exchange on which the Class A Common Stock is listed, whichever is applicable, as published in the Eastern Edition of The Wall Street Journal for the ten trading days prior to the date of determination of fair market value. If the Class A Common Stock is not traded Over-The-Counter or on an exchange, the fair market value of the Company's Class A Common Stock shall be the price per share which the Company could obtain from a willing buyer for shares sold by the

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Company from authorized but unissued shares, as such price shall be agreed by the Company and the holder.

      2. DELIVERY OF STOCK CERTIFICATES ON EXERCISE. As soon as practicable after the exercise of this Warrant and payment of the Purchase Price, and in any event within ten (10) days thereafter, the Company, at its expense, will cause to be issued in the name of and delivered to the holder hereof a certificate or certificates for the number of fully paid and non-assessable shares of Class A Common Stock or other securities or property to which such holder shall be entitled upon such exercise, plus, in lieu of any fractional shares to which such holder would otherwise be entitled, cash in an amount determined in accordance with Paragraph 3.9 hereof. The Company agrees that the shares so purchased shall be deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid.

      3. ANTI-DILUTION PROVISIONS AND OTHER ADJUSTMENTS. In order to prevent dilution of the right granted hereunder, the Purchase Price shall be subject to adjustment from time to time in accordance with this Paragraph 3. Upon each adjustment of the Purchase Price pursuant to this Paragraph 3, the registered holder of this Warrant shall thereafter be entitled to acquire upon exercise, at the Purchase Price resulting from such adjustment, the number of shares of Class A Common Stock obtainable by multiplying the Purchase Price in effect immediately prior to such adjustment by the number of shares of Class A Common Stock acquirable immediately prior to such adjustment and dividing the product thereof by the Purchase Price resulting from such adjustment. Notwithstanding anything to the contrary contained in this Warrant, the provisions of this Paragraph 3 shall not apply in the event of issuances of options to purchase any Common Stock of the Company (the "Common Stock") to employees and independent contractors of the Company or upon the acquisition of all of the issued units of the Megatec Unit Trust, which trust holds all of the capital stock of Megatec Pty. Ltd., pursuant to the terms and conditions set forth in the Unit Redemption and Subscription Agreement.

            3.1. ADJUSTMENT FOR ISSUE OR SALE OF COMMON STOCK AT LESS THAN PURCHASE PRICE. Except as provided in Paragraph 3.2 or 3.5 below, if and whenever on or after the date of issuance hereof the Company shall issue or sell, or shall in accordance with subparagraphs 3.1(1) to (9), inclusive, be deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Purchase Price in effect immediately prior to the time of such issue or sale, then forthwith upon such issue or sale (the "Triggering Transaction)"), the Purchase Price shall, subject to subparagraphs (1) to (9) of this Paragraph 3.1 be reduced to the Purchase Price (calculated to the nearest tenth of a cent) determined by dividing:

            (i) An amount equal to the sum of (x) the product derived by multiplying the Number of shares of Common Stock Deemed Outstanding immediately prior to such Triggering Transaction by the Purchase Price then in effect, plus (y) the consideration, if any, received by the Company upon consummation of such Triggering Transaction, by

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            (ii)  An amount equal to the sum of (x) the Number of shares of
  Common Stock Deemed Outstanding immediately prior to such Triggering Transaction plus (y) the number of Common Stock issued (or deemed to be issued in accordance with subparagraphs 3.1(1) to (9)) in connection with the Triggering Transaction.

      For purposes of this Paragraph 3, the term "Number of shares of Common Stock Deemed Outstanding" at any given time shall mean the sum of (i) the number of shares of Common Stock outstanding at such time, and (ii) the number of shares of Common Stock deemed to be outstanding under subparagraphs 3.1(1) to
(9), inclusive, at such time.

      For purposes of determining the adjusted Purchase Price under this Paragraph 3.1, the following subsections (1) to (9), inclusive, shall be applicable:

                  (1) In case the Company at any time shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, shares of Common Stock or any shares or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable shares or securities being herein called "Convertible Securities"), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable and the price per share for which the shares of Common Stock are issuable upon exercise, conversion or exchange (determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities) shall be less than the Purchase Price in effect immediately prior to the time of the granting of such Option, then the total maximum amount of shares of Common Stock issuable upon the exercise of such Options, or, in the case of Options for Convertible Securities, upon the conversion or exchange of such Convertible Securities, shall (as of the date of granting of such Options) be deemed to be outstanding and to have been issued and sold by the Company for such price per share. No adjustment of the Purchase Price shall be made upon the actual issue of such Common Stock or such Convertible Securities upon the exercise of such Options, except as otherwise provided in subparagraph (3) below.

                  (2) In case the Company at any time shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (y) the total

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maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Purchase Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued and sold by the Company for such price per share. No adjustment of the Purchase Price shall be made upon the actual issue of such Common Stock upon exercise of the rights to exchange or convert under such Convertible Securities, except as otherwise provided in subparagraph (3) below.

                  (3) If the purchase price provided for in any Options referred to in subparagraph (1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraphs (1) or (2), or the rate at which any Convertible Securities referred to in subparagraph (1) or (2) are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution of the type set forth in Paragraph 3.1 or 3.3), the Purchase Price in effect at the time of such change shall forthwith be readjusted to the Purchase Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. If the purchase price provided for in any Option referred to in subparagraph (1) or the rate at which any Convertible Securities referred to in subparagraphs (1) or (2) are convertible into or exchangeable for Common Stock, shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security, the Purchase Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Security never been issued as to such Common Stock and had adjustments been made upon the issuance of the Common Stock delivered as aforesaid, but only if as a result of such adjustment the Purchase Price then in effect hereunder is hereby reduced.

                  (4) On the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities, the Purchase Price then in effect hereunder shall forthwith be increased to the Purchase Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                  (5) In case any Options shall be issued in connection with the issue or sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

                  (6) In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by

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the Company therefor. In case any shares of Common Stock, Options or Convertible
Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration as determined in good faith by the Board of Directors of the Company. In case any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as shall be attributed by the Board of Directors of the Company in good faith to such shares of Common Stock, Options or Convertible Securities, as the case may be.

                  (7) The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock for the purpose of this Paragraph 3.1.

                  (8) In case the Company shall declare a dividend or make any other distribution upon the stock of the Company payable in Common Stock, Options, or Convertible Securities, then in such case any shares of Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                  (9) For purposes of this Paragraph 3.1, in case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (x) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities, or (y) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right or subscription or purchase, as the case may be.

            3.2. DIVIDENDS NOT PAID OUT OF EARNINGS OR EARNED SURPLUS. In the event the Company shall declare a dividend upon the Common Stock (other than a dividend payable in Common Stock covered by subparagraph 3.1(8)) payable otherwise than out of earnings or earned surplus, determined in accordance with generally accepted accounting principles, including the making of appropriate deductions for minority interests, if any, in subsidiaries (herein referred to as "Liquidating Dividends"), then, as soon as possible after the exercise of this Warrant, the Company shall pay to the person exercising such Warrant an amount equal to the aggregate value at the time of such exercise of all Liquidating Dividends (including but not limited to the Class A Common Stock which would have been issued at the time of such earlier exercise and all other securities which would have been issued with respect to such Class A Common Stock by reason of stock splits, stock dividends, mergers or reorganizations, or for any other reason). For the purposes of this Paragraph 3.2, a dividend other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings

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or earned surplus are charged an amount equal to the fair value of such dividend as determined in good faith by the Board of Directors of the Company.

            3.3. SUBDIVISIONS AND COMBINATIONS. In case the Company shall at any time subdivide (other than by means of a dividend payable in Common Stock covered by subparagraph 3.1(8)), its outstanding Class A Common Stock into a greater number of shares, the Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding Common Stock of the Company shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall be proportionately increased.

            3.4. REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE OF ASSETS. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of shares of Class A of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Class A Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holder of this Warrant shall have the right to acquire and receive upon exercise of this Warrant such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger or sale) with respect to or in exchange for such number of outstanding Class A Common Stock as would have been received upon exercise of this Warrant at the Purchase Price then in effect. The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument mailed or delivered to the holder of this Warrant at the last address of such holder appearing on the books of the Company, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase. If a purchase, tender or exchange offer is made to and accepted by the holders of more than 50 % of the outstanding Common Stock of the Company, the Company shall not effect any consolidation, merger or sale with the person having made such offer or with any Affiliate of such person, unless prior to the consummation of such consolidation, merger or sale the holder of this Warrant shall have been given a reasonable opportunity to then elect to receive upon the exercise of this Warrant either the stock, securities or assets then issuable with respect to the Class A Common Stock of the Company or the stock, securities or assets, or the equivalent, issued to previous holders of the Class A Common Stock in accordance with such offer. For purposes hereof the term "Affiliate" with respect to any given person shall mean any person controlling, controlled by or under common control with the given person.

            3.5. NO ADJUSTMENT FOR EXERCISE OF CERTAIN OPTIONS, WARRANTS, ETC. The provisions of Section 4.2(d)(iv) of the Amended and Restated Certificate of Incorporation of Kanbay International, Inc. (the "Restated Certificate") are hereby incorporated by reference by substituting the defined term "Purchase Price" for the

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defined term "Conversion Price" therein. Section 4.2(d)(iv) of the Restated
Certificate many not be amended, modified or waived without prior written consent of the holder unless such amendment, modification or waiver affect holder in the same way that it affects all holders of the Preferred Stock of Kanbay International, Inc.

            3.6.  NOTICES OF RECORD DATE, ETC. In the event that:

                  (1) the Company shall declare any cash dividend upon its Class A Common Stock, or

                  (2) the Company shall declare any dividend upon its Class A Common Stock payable in stock or make any special dividend or other distribution to the holders of its Class A Common Stock, or

                  (3) the Company shall offer for subscription pro rata to the holders of its Class A Common Stock any additional shares of any class or other rights, or

                  (4) there shall be any capital reorganization or reclassification of the shares of capital stock of the Company, including any subdivision or combination of its outstanding shares, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another limited liability company or a corporation, or

                  (5) there shall be a voluntary or involuntary dissolution, liquidation or winding, up of the Company;

then, in connection with such event, the Company shall give to the holder of this Warrant:

            (i) at least twenty (20) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, provided, however, the holder hereby waives this notice requirement with respect to the contemplated recapitalization and conversion of the Company to a corporation by December 31, 1999; and

            (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same shall take place, provided, however, the holder hereby waives this notice requirement with respect to the contemplated recapitalization and conversion of the Company to a corporation by December 31, 1999. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Class A Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause
(ii) shall also specify the date on which the holders of shares of Class A Common Stock shall be entitled to exchange their shares of Class A Common Stock for securities or other property deliverable upon such reorganization, reclassification

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consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by first class mail, postage prepaid, addressed to the holder of this Warrant at the address of such holder as shown on the books of the Company.

            3.7. GRANT, ISSUE OR SALE OF OPTIONS, CONVERTIBLE SECURITIES, OR RIGHTS. If at any time or from time to time on or after the date of issuance hereof, the Company shall grant, issue or sell any Options, Convertible Securities or rights to purchase property (the "Purchase Rights") pro rata to the record holders of any class of capital stock of the Company and such grants, issuances or sales do not result in an adjustment of the Purchase Price under Paragraph 3.1 hereof, then the holder of this Warrant shall be entitled to acquire (within thirty (30) days after the later to occur of the initial exercise date of such Purchase Rights or receipt by such holder of the notice concerning Purchase Rights to which such holder shall be entitled under Paragraph 3.6) and upon the terms applicable to such Purchase Rights either:

            (i) the aggregate Purchase Rights which such holder could have acquired if it had held the number of shares of Class A Common Stock acquirable upon exercise of this Warrant immediately before the grant, issuance or sale of such Purchase Rights; provided that if any Purchase Rights were distributed to holders of shares of Class A Common Stock without the payment of additional consideration by such holders, corresponding Purchase Rights shall be distributed to the exercising holder of this Warrant as soon as possible after such exercise and it shall not be necessary for the exercising holder of this Warrant specifically to request delivery of such rights; or

            (ii) in the event that any such Purchase Rights shall have expired or shall expire prior to the end of said thirty (30) day period, the number of shares of Class A Common Stock or the amount of properly which such holder could have acquired upon such exercise at the time or times at which the Company granted, issued or sold such expired Purchase Rights.

            3.8. ADJUSTMENT BY BOARD OF DIRECTORS. If any event occurs as to which, in the opinion of the Board of Directors of the Company, the provisions of this Section 3 are not strictly applicable or if strictly applicable would not fairly protect the rights of the holder of this Warrant in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of increasing the Purchase Price as otherwise determined pursuant to any of the provisions of this Section 3 except in the case of a combination of shares of a type contemplated in Paragraph 3.3 and then in no event to an amount larger than the Purchase Price as adjusted pursuant to Paragraph 3.3.

            3.9. FRACTIONAL SHARES. The Company shall not issue fractions of shares of Class A Common Stock upon exercise of this Warrant or scrip in lieu thereof. If any fraction of a shares of Class A Common Stock would, except for the provisions of this Paragraph 3.9, be issuable upon exercise of this Warrant, the Company shall in lieu thereof pay to the person entitled thereto an amount in cash equal to the current value of

                                        9
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such fraction, calculated to the nearest one hundredth (1/100) of a share, to be computed (i) if the shares of Class A Common Stock are listed on any national securities exchange on the basis of the last sales price of the shares of Class
A Common Stock on such exchange (or the quoted closing bid price if there shall have been no sales) on the date of conversion, or (ii) if the shares of Class A Common Stock shall not be listed, on the basis of the mean between the closing bid and asked prices for the shares of Class A Common Stock on the date of conversion as reported by Nasdaq, or its successor, and if there are not such closing bid and asked prices, on the basis of the fair market value per share as determined by the Board of Directors of the Company.

            3.10. OFFICERS' STATEMENT AS TO ADJUSTMENTS. Whenever the Purchase Price shall be adjusted as provided in Section 3 hereof, the Company shall forthwith file at each office designated for the exercise of this Warrant, a statement, signed by the Chairman of the Board, the President, any Vice President or Treasurer of the Company, showing in reasonable detail the facts requiring such adjustment and the Purchase Price that will be effective after such adjustment. The Company shall also cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to the record holder of this Warrant at its address appearing on the stock register. If such notice relates to an adjustment resulting from an event referred to in Paragraph 3.6, such notice shall be included as part of the notice required to be mailed and published under the provisions of Paragraph 3.6 hereof.

      4. NO DILUTION OR IMPAIRMENT. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder hereof against dilution or other impairment. Without limiting the generality of the foregoing, the Company will not increase the par value of any shares receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and at all times will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares upon the exercise of this Warrant.

      5. RESERVATION OF STOCK ISSUABLE ON EXERCISE OF WARRANTS. The Company shall at all times reserve and keep available out of its authorized but unissued shares, solely for the issuance and delivery upon the exercise of this Warrant and other similar Warrants, such number of its duly authorized shares of Class A Common Stock as from time to time shall be issuable upon the exercise of this Warrant and all other similar Warrants at the time outstanding. All of the Class A Common Stock issuable upon exercise of this Warrant, when issued and delivered in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and non-assessable.

      6. REPLACEMENT OF WARRANTY. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity

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agreement (with surety if reasonably required) in an amount reasonably satisfactory to it, or (in the case of mutilation) upon surrender and cancellation thereof, the Company will issue, in lieu thereof, a new Warrant of like tenor.

      7. REMEDIES. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that the same may be specifically enforced.

      8. REGISTRATION RIGHTS. The Company hereby grants to the holder of this Warrant and its successors and permitted assigns the registration rights with respect to the Warrant shares set forth that certain Amended and Restated Registration Rights Agreement among the Company, the holders of the Company's Preferred Stock and certain holders of the Company's Common Stock with the same effect as if set forth herein in their entirety.

      9. NEGOTIABILITY. This Warrant is issued upon the following terms, to all of which each taker or owner hereof consents and agrees:

            (a) Subject to the legend appearing on the first page hereof, title to this Warrant may be transferred by endorsement (by the holder hereof executing the form of assignment at the end hereof including guaranty of signature) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery. Absent an effective registration statement under the Securities Act of 1933, as amended (the "Act"), covering the disposition of this Warrant or the Class A Common Stock issued or issuable upon exercise hereof, the holder will not sell or transfer any or all of such Warrant or shares, as the case may be, without first providing the Company with an opinion of counsel (which may be counsel for the Company) to the effect that such sale or transfer will be exempt from the registration and prospectus delivery requirements of the Act. Each certificate representing Class A Common Stock issued pursuant to this Warrant, unless at the same time of exercise such shares are registered under the Act, shall bear a legend in substantially the following form on the face thereof:

            THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS AND MAY BE TRANSFERRED OR RESOLD ONLY IN COMPLIANCE WITH SUCH SECURITIES LAWS.

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a certificate issued upon completion of a distribution under a registration statement covering the securities represented shall also bear such legend unless, in the opinion of counsel to the Company, the securities represented thereby may be transferred as contemplated by such holder without violation of the registration requirements of the Act.

      (b) Any person in possession of this Warrant properly endorsed is authorized to represent himself as absolute owner hereof and is granted power to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this

Warrant in favor of every such bona fide purchaser, and every such bona fide purchaser shall acquire title hereto and to all rights represented hereby.

      (c) Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder of this Warrant as the absolute owner hereof for all purposes without being affected by any notice to the contrary.

      (d) Prior to the exercise of this Warrant, the holder hereof shall not be entitled to any rights of a stockholder of the Company with respect to shares for which this Warrant shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

      (e) The Company shall not be required to pay any Federal or state transfer tax or charge that may be payable in respect of any transfer involved in the transfer or delivery of this Warrant or the issuance or conversion or delivery of certificates for Class A Common Stock in a name other than that of the registered holder of this Warrant or to issue or deliver any certificates for Class A Common Stock upon the exercise of this Warrant until any and all such taxes and charges shall have been paid by the holder of this Warrant or until it has been established to the Company's satisfaction that no such tax or charge is due.

      10. REPRESENTATIONS AND WARRANTIES. This Warrant is issued and delivered on the basis of the following:

      (a) AUTHORIZATION AND DELIVERY. This Warrant has been duly authorized and executed by the Company and when delivered will be the valid and binding obligation of the Company enforceable in accordance with its terms;

      (b) WARRANT STOCK. The Class A Common Stock to be issued pursuant to this Warrant have been duly authorized and reserved for issuance by the Company and, when issued and paid for in accordance with the terms hereof, will be validly issued, fully paid and nonassessable;

      (c) RIGHTS AND PRIVILEGES. The rights, preferences, privileges and restrictions granted to or imposed upon such Class A Common Stock and the holders thereof are as set forth herein and in the Company's charter, true and complete copies of which have been delivered to the warrant holder; and

      (d) NO INCONSISTENCY. The execution and delivery of this Warrant are not, and the issuance of the Class A Common Stock upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company's Charter, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration with the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person.

      11. SUBDIVISION OF RIGHTS. This Warrant (as well as any new warrants issued pursuant to the provisions of this paragraph) is exchangeable, upon the surrender hereof by the holder hereof, at the principal office of the Company for any number of new warrants of like tenor and date representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock of the Company which may be subscribed for and purchased hereunder.

      12. MAILING OF NOTICES. Notices and other communications from the Company to the holder of this Warrant shall be mailed by first-class certified mail, postage prepaid, to the address furnished to the Company in writing by the last holder of this Warrant who shall have furnished an address to the Company in writing.

      13. HEADINGS. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect the meaning hereof.

      14. CHANGE, WAIVER. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

      15. GOVERNING LAW. This warrant shall be construed and enforced in accordance with the laws of the State of Delaware.

                                    KANBAY INTERNATIONAL, INC.


                                    By: /s/ William Weissman
                                       -----------------------------------------
                                       William Weissman, Chief Financial Officer

                  [To be signed only upon exercise of Warrant]

To____________________:


      The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ____ shares of Class A Common Stock of __________ and herewith makes payment of $__________ therefore, and requests that the certificates for such shares be issued in the name of, and be delivered to ________, whose address is _________.

Dated:
      ---------------


                                      -----------------------------------

                                      By
                                        ---------------------------------
                                        (Signature must conform in all
                                      respects to name of Holder as specified
                                      on the face of the Warrant)


                                      Address:


                                      -----------------------------------
                                      -----------------------------------

                  [To be signed only upon transfer of Warrant]


      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfer unto ____________ the right represented by the within Warrant to purchase the _____ shares of Common Stock of ________________ to which the within Warrant relates, and appoints ______ attorney to transfer said right on the books of _____________ with full power of substitution in the premises.

Dated:
      ---------------


                                      -----------------------------------


                                      By
                                        ---------------------------------
                                      (Signature must conform in all respects to name of Holder as specified on the face of the Warrant)


                                      Address:


                                      -----------------------------------
                                      -----------------------------------

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